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                             SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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/x/      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
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                (Name of Registrant as Specified in Its Charter)

            KARPUS MANAGEMENT, INC. d/b/a/ KARPUS INVESTMENT MANAGEMENT
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                     (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

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                          Karpus Investment Management

November 13, 1997


Dear Fellow Stockholders:

Karpus Investment Management is the largest stockholder (18.66% ownership) of Bull & Bear U.S. Government Securities Fund, Inc.

WE NEED TO OUST THE BOARD OF DIRECTORS that have allowed the following:

1. POOREST STOCKHOLDER PERFORMANCE of any fund in its category, according to Lipper Analytical Services, Inc.

2. LOWEST CURRENT YIELD of any fund in its category, according to Lipper Analytical Services, Inc.

3. WIDEST DISCOUNT TO NET ASSET VALUE of any fund in its category according to the Wall Street Journal.

4.    THIRD WIDEST DISCOUNT OF ANY TAXABLE BOND FUND (Morningstar).


Our slate of proposed Board members are independent, experienced business people who want to convert the Fund back to an open end fund. THIS WOULD MEAN THAT YOU AS A FELLOW STOCKHOLDER SHOULD BE ABLE TO REALIZE AN INCREASE IN THE VALUE OF YOUR SHARES, AFTER THE COSTS OF CONVERSION, OF MORE THAN 15%.

Management's increase in the Fund's dividend through June 30, 1997 was only
1 cent per share per quarter. THESE PENNIES ARE NOT SIGNIFICANT COMPARED TO THE DOLLARS WE ARE SEEKING.

THE MOST IMPORTANT THING WE CAN DO IS TO ALLOW YOU, AS A FELLOW STOCKHOLDER, THE OPPORTUNITY TO SELL YOUR SHARES AT THE NET ASSET VALUE PER SHARE ($15.17 ON NOVEMBER 7, 1997) INSTEAD OF THE CURRENT MARKET PRICE PER SHARE ($12.875 ON SUCH
DATE).

Your vote for us on the Blue proxy card will help us to increase the value of your shares by 15% and to elect an independent Board of Directors that is committed to represent the stockholders' best interests.

PLEASE VOTE ON THE BLUE PROXY CARD FOR THE KARPUS INVESTMENT MANAGEMENT SLATE OF INDEPENDENT DIRECTORS.

Sincerely,



George W. Karpus
President

P.S.   WE NEED YOUR VOTE BY WEDNESDAY, NOVEMBER 19, 1997.


   5 Tobey Village Office Park * Pittsford, New York 14534 * (716) 586-4680 *
                               FAX (716) 586-4315